                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-53527) and Forms S-8 (File Nos. 333-16749, 333-48485 and 333-48525) of Rogue Wave Software, Inc. of our report dated March 31, 1999 on our audits of the financial statements of NobleNet, Inc. as of September 30, 1998 and 1997, and for each of the years in the three year period ended September 30, 1998, which report is included in the Current Report on Form 8-K/A of Rogue Wave Software, Inc. dated May 17, 1999



PricewaterhouseCoopers LLP

Boston, Massachusetts
May 17, 1999